UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, Dr. Edward G. Murphy, a member of the board of directors (the “Board”) of HomeTown Bankshares Corporation (the “Company”), informed the Company that he intends to resign from the Board, effective June 23, 2011. Dr. Murphy’s decision to resign from the Board was not due to a disagreement with the Company relating to its operations, policies or practices.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 17, 2011 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.	Election of Directors. Three persons were nominated by the Board of Directors for election as directors of the Company, serving until the 2013 annual meeting. Each nominee was elected and the final results of the votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

To serve until the 2011 Annual Meeting:
George B. Cartledge, Jr.	1,764,657	16,830	166,782
Warner Dalhouse	1,730,337	51,150	166,782
Victor F. Foti	1,734,149	47,338	166,782

2.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,583,098	132,915	65,474	166,782

3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,911,774	4,235	32,260	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION

Date: May 23, 2011	By:	/s/ Charles W. Maness, Jr.
Charles W. Maness, Jr.,
Executive Vice President and Chief Financial Officer